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Exhibit 32.2

Polypore International, Inc.

Chief financial officer certification pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Polypore International, Inc. (the "Company") on Form 10-Q for the period ended March 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Lynn Amos, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2008	/s/ LYNN AMOS
Lynn Amos Chief Financial Officer

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  Exhibit 32.2
Polypore International, Inc.
Chief financial officer certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002